EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts: Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	—or—	Sandy Smith Investor Relations Akamai Technologies 617-444-2804 ssmith@akamai.com
AKAMAI REPORTS RECORD REVENUE AND PROFITS
FOR SECOND QUARTER 2005

w	Revenue grows 27 percent year-over-year to $64.6 million, an 8 percent increase from prior quarter

w	Second quarter GAAP net income expands 134 percent year-over-year to $15.9 million, or $0.11 per diluted share, a 13 percent increase over prior quarter’s GAAP net income

w	Normalized net income* increases 65 percent year-over-year to $17.1 million, or $0.12 per diluted share, a 19 percent increase over prior quarter’s normalized net income
CAMBRIDGE, Mass. - July 26, 2005 - Akamai Technologies, Inc. (NASDAQ: AKAM), the leading global service provider for accelerating content and business processes online, today reported financial results for the second quarter ended June 30, 2005.
Revenue for the second quarter 2005 was $64.6 million, an 8 percent increase over first quarter 2005 revenue of $60.1 million, and a 27 percent increase over second quarter 2004 revenue of $50.8 million.
Akamai’s second quarter consolidated financial results include 20 days of activity from Speedera Networks, Inc. following the closing of Akamai’s acquisition of Speedera on June 10th. Speedera contributed $2.5 million of revenue during the quarter.
Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, increased in the second quarter of 2005 to $15.9 million, or $0.11 per diluted share, a 13 percent increase over first quarter 2005 GAAP net income of $14.1 million, or $0.10 per diluted share, and a significant improvement over 2004 second quarter earnings per diluted share of $0.05 per share.
“Excellent performance across our business in the second quarter helped to drive our record top-line results and profitability,” said Paul Sagan, president and CEO of Akamai. “In addition, we already are seeing benefits from the Speedera acquisition, and expect further improvements as we work to expand our client base and service offerings.”

- more -
The Company generated normalized net income* of $17.1 million, or $0.12 per diluted share, in the second quarter of 2005. (*See Use of Non-GAAP Financial Measures below for definitions.)
Adjusted EBITDA* for the second quarter of 2005 was $22.7 million, up 11 percent compared to $20.4 million in the prior quarter, and up 28 percent compared to $17.7 million in the second quarter of 2004. Adjusted EBITDA as a percentage of revenue was 35 percent, up from 34 percent in the prior quarter, and consistent with second quarter 2004. (*See Use of Non-GAAP Financial Measures below for definitions.)
Cash from operations was $14.7 million in the second quarter, including costs associated with the acquisition, as compared to first quarter 2005 cash from operations of $18.7 million. On a year-to-date basis, cash from operations was $33.4 million, as compared to $21.1 million in the first six months of 2004.
At June 30, 2005, the Company had approximately 138.8 million shares of common stock outstanding, and had approximately $130.7 million of cash, cash equivalents and marketable securities, including $4.5 million in cash, cash equivalents and marketable securities resulting from the Speedera acquisition.
Customers
Excluding any customers that were acquired from Speedera, Akamai added 71 net new customers under long-term services contracts during the second quarter 2005. The Speedera acquisition resulted in an additional 305 recurring revenue customers, bringing Akamai’s total number of customers under long-term services contracts at the end of the second quarter to 1,736.
“We are benefiting from the increased adoption of our platform by leading enterprises and government agencies that need to make mission-critical applications predictable, scalable and secure,” continued Sagan. “We believe that, in the near term, growth will continue in such markets as online commerce, electronic software and media delivery, manufacturing, travel and hospitality, news and information portals, and the public sector.”
Sales through resellers and sales outside the United States accounted for 25 percent and 21 percent, respectively, of revenue for the second quarter of 2005.
Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 7069997.
About Akamai
Akamai® is the leading global service provider for accelerating content and business processes online. More than 1,700 organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.
Financial Statements
Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	June 30,	December 31,
	2005	2004
Assets
Cash and cash equivalents	$51,028	$35,318
Marketable securities	51,933	34,380
Restricted marketable securities	932	932
Accounts receivable, net	40,366	30,333
Prepaid expenses and other current assets	8,697	7,706

Current assets	152,956	108,669
Marketable securities	23,101	34,065
Restricted marketable securities	3,722	3,722
Property and equipment, net	39,308	25,242
Goodwill and other intangible assets, net	140,023	5,128
Other assets	5,621	5,917

Total assets	$364,731	$182,743

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$56,674	$42,446
Other current liabilities	5,354	4,320

Current liabilities	62,028	46,766
Other liabilities	5,172	5,294
Convertible notes	256,614	256,614

Total liabilities	323,814	308,674
Stockholders’ equity (deficit)	40,917	(125,931)

Total liabilities and stockholders’ equity	$364,731	$182,743

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2005	2005	2004	2004	2005	2004
Revenues	$64,649	$60,096	$50,786	$48,367	$124,745	$99,153

Costs and operating expenses:
Cost of revenues*	12,752	11,524	11,083	12,146	24,276	23,229
Research and development	4,507	3,629	2,872	2,694	8,136	5,566
Sales and marketing	18,363	16,745	13,671	14,010	35,108	27,681
General and administrative*	11,341	11,839	10,521	11,197	23,180	21,718
Amortization of other intangible assets	520	12	12	12	532	24

Total costs and operating expenses	47,483	43,749	38,159	40,059	91,232	78,218

Operating income	17,166	16,347	12,627	8,308	33,513	20,935

Interest expense, net	770	1,013	2,045	3,158	1,783	5,203
Loss on early extinguishment of debt	—	—	3,264	2,018	—	5,282
Gain on investments, net	—	—	—	(11)	—	(11)
Other (income) expense, net	(77)	726	85	138	649	223

Income before provision for income taxes	16,473	14,608	7,233	3,005	31,081	10,238
Provision for income taxes	573	529	430	84	1,102	514

Net income	$15,900	$14,079	$6,803	$2,921	$29,979	$9,724

Net income per share:
Basic	$0.12	$0.11	$0.06	$0.02	$0.23	$0.08
Diluted	$0.11	$0.10	$0.05	$0.02	$0.21	$0.07

Shares used in per share calculations:
Basic	130,119	127,051	123,645	122,104	128,585	122,875
Diluted	149,986	147,282	146,408	133,825	148,607	146,058
* Includes depreciation (see supplemental tables for figures)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2005	2005	2004	2004	2005	2004
Supplemental financial data (in thousands):
Network-related depreciation	$3,472	$2,915	$3,725	$4,450	$6,387	$8,175
Other depreciation	$860	$939	$1,106	$1,594	$1,799	$2,700

Capital expenditures	$9,805	$9,719	$4,575	$3,042	$19,524	$7,617

Net increase (decrease) in cash, cash equivalents, restricted cash and marketable securities	$12,695	$9,604	$(54,922)	$(31,307)	$22,299	$(86,229)

End of period statistics:
Number of customers under recurring contract	1,736	1,360	1,214	1,172
Number of employees	774	633	598	565
Number of deployed servers	17,500	16,017	14,916	14,434

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2005	2005	2004	2004	2005	2004
Cash flows from operating activities:
Net income	$15,900	$14,079	$6,803	$2,921	$29,979	$9,724
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of deferred financing costs	5,074	4,140	5,189	6,497	9,214	11,686
Equity-related compensation	657	227	274	533	884	807
Deferred taxes	—	158		30	158	30
Non-cash portion of loss on early extinguishment of debt	—	—	1,006	977	—	1,983
Loss on investments, property and equipment and foreign currency, net	319	227	34	156	546	190
Provision for doubtful accounts	41	413	(30)	(206)	454	(236)
Changes in operating assets and liabilities excluding effects of acquired business:
Accounts receivable, net	(1,837)	(4,761)	(1,696)	(3,333)	(6,598)	(5,029)
Prepaid expenses and other current assets	(1,926)	777	(37)	2,474	(1,149)	2,437
Accounts payable, accrued expenses and other current liabilities	(1,399)	4,878	1,755	(2,204)	3,479	(449)
Accrued restructuring	(339)	(352)	(474)	(450)	(691)	(924)
Deferred revenue	45	281	(393)	1,173	326	780
Other noncurrent assets and liabilities	(1,808)	(1,365)	47	68	(3,173)	115

Net cash provided by operating activities:	14,727	18,702	12,478	8,636	33,429	21,114

Cash flows from investing activities:
Cash acquired through business combination	3,914	—	—	—	3,914	—
Purchases of property and equipment and capitalization of internal-use software	(9,805)	(9,719)	(4,575)	(3,042)	(19,524)	(7,617)
Purchase of investments	(15,541)	(10,544)	(39,117)	(121,418)	(26,085)	(160,535)
Proceeds from sale of property and equipment	—	—	—	9	—	9
Proceeds from sales and maturities of investments	14,231	5,203	9,400	171,725	19,434	181,125
Decrease in restricted cash held for note repurchases	—	—	—	5,000	—	5,000

Net cash (used in) provided by investing activities	(7,201)	(15,060)	(34,292)	52,274	(22,261)	17,982

Cash flows from financing activities:
Payments on capital leases	(93)	(134)	(134)	(131)	(227)	(265)
Proceeds from the issuance of 1% convertible senior notes, net of financing cots	—	—	—	24,313	—	24,313
Repurchase and retirement of 5 1/2% convertible subordinated notes	—	—	(68,523)	(62,873)	—	(131,396)
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	4,145	1,643	6,617	2,178	5,788	8,795

Net cash provided by (used in) financing activities	4,052	1,509	(62,040)	(36,513)	5,561	(98,553)

Effects of exchange rate translation on cash and cash equivalents	(431)	(588)	(167)	(568)	(1,019)	(735)

Net increase (decrease) in cash and cash equivalents	11,147	4,563	(84,021)	23,829	15,710	(60,192)
Cash and cash equivalents, beginning of period	39,881	35,318	129,481	105,652	35,318	105,652

Cash and cash equivalents, end of period	$51,028	$39,881	$45,460	$129,481	$51,028	$45,460

* Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors.
Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, equity-related compensation, certain gains and losses on equity investments, foreign exchange gains and losses, and loss on early extinguishment of debt.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest expense, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures. Because Adjusted EBITDA eliminates these items, Akamai considers this financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.
Akamai defines “Adjusted EBITDA margin” as a percentage of adjusted EBITDA over revenue. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.
Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and capitalization of internal-use software development costs. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated statement of cash flows in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.
Akamai defines “normalized net income” as net income before amortization of intangible assets, equity-related compensation, certain gains and losses on equity investments, and loss on early extinguishment of debt. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.
Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to normalized net income
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2005	2005	2004	2004	2005	2004
Net income	$15,900	$14,079	$6,803	$2,921	$29,979	$9,724

Amortization of intangible assets	520	12	12	12	532	24
Equity-related compensation	657	227	274	533	884	807
Gain on investments, net	—	—	—	(11)	—	(11)
Loss on early extinguishment of debt	—	—	3,264	2,018	—	5,282

Total normalized net income:	17,077	14,318	10,353	5,473	31,395	15,826

Interest expense, net	770	1,013	2,045	3,158	1,783	5,203
Provision for income taxes	573	529	430	84	1,102	514
Depreciation and amortization	4,332	3,854	4,831	6,044	8,186	10,875
Other (income) expense, net	(77)	726	85	138	649	223

Total Adjusted EBITDA:	$22,675	$20,440	$17,744	$14,897	$43,115	$32,641

Normalized net income per share:
Basic	$0.13	$0.11	$0.08	$0.04	$0.24	$0.13
Diluted	$0.12	$0.10	$0.07	$0.04	$0.22	$0.12

Shares used in per share calculations:
Basic	130,119	127,051	123,645	122,104	128,585	122,875
Diluted	149,986	147,282	146,408	133,825	148,607	146,058
# # #
Akamai Statement Under the Private Securities Litigation Reform Act
The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and our expectations concerning the acquisition of Speedera. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, failure to realize our expectations with respect to the acquisition of Speedera, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, failure to maintain the prices we charge for our services, inability to service and repay our outstanding debt and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.
In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.